Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (i) Forms S-3 No. 333-106606, No. 333-70082, No. 333-110890, No. 333-83620 and (ii)
Forms S-8 No. 333-39772 and No. 333-67758 of MFA Mortgage Investments, Inc. and in the related Prospectus of our report dated February 4, 2004 with respect to the consolidated financial statements of MFA Mortgage Investments included in this Annual Report (Form 10-K) for the year ended December 31, 2003.



Ernst & Young LLP
New York, New York
February 4, 2004